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                                                                    Exhibit 3.16


                  BY-LAWS OF EDUCATIONAL COMMUNICATIONS, INC.


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                                                                 Adopted 3-30-84

                                     BY-LAWS

                                       OF

                        EDUCATIONAL COMMUNICATIONS, INC.

                                    ARTICLE I

                                     OFFICES

          The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.

                                   ARTICLE II

                                  SHAREHOLDERS

          Section 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the 2nd Tuesday in July of each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

          Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation, for the purpose or purposes stated in the call of the meeting.

          Section 3. PLACE OF MEETING. The board of directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders may designate any place as the place for the holding of such meeting. If no designation is made, or if, a special meeting be otherwise called, the place of meeting shall be at the registered office of the corporation in this state.

          Section 4. NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than forty days before the date of the meeting, or in the case of a merger or consolidation not less than twenty nor more than forty days before the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time

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or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

          Section 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

          Section 6. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may provide that the share transfer books be closed for a stated period, or in lieu of closing the transfer books may fix in advance a record date, which, in either case, shall not be more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation not less than twenty days, before the date of such meeting. If the transfer books are not closed and no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

          Section 7. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

          Section 8. QUORUM. The holders of a majority of the outstanding shares of the corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act, the articles of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

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Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

          Section 9. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

          Section 10. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

          Section 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as prescribed in these by-laws, or, in the absence of such provision, as the board of directors of such corporation may determine.

          Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

          Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares entitled to vote at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

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          Section 12. INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall appoint one or more persons as inspectors for such meeting.

          Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

          Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

          Section 13. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Any such consent shall have the same force and effect as a unanimous vote of shareholders and may be stated as such in any articles of incorporation or other documents filed with the Secretary of State.

          Section 14. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

          Section 15. CUMULATIVE VOTING. In all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

                                   ARTICLE III

                                    DIRECTORS

          Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its board of directors.

          Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be two (2). Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation. The number, of directors may be increased or decreased from time to time by the amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director.

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          Section 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

          Section 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

          Section 5. NOTICE. Notice of any special meeting shall be given at least three (3) days previous thereto by written notice to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

          Section 6. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

          Section 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by these by-laws or the articles of incorporation.

          Section 8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose; however, if authorized by the articles of incorporation or an amendment thereto a majority of directors then in office may properly fill one or more vacancies arising between meetings of shareholders by reason of an increase in the number of directors or otherwise, any director so selected shall serve until the next annual meeting of shareholders, but at no time may the number of directors selected to fill vacancies in this matter during any interim period between meetings of shareholders exceed 33-l/3% of the total membership of the board of directors. A director elected to fill a vacancy shall serve until the next annual meeting of shareholders.

          Section 9. INFORMAL ACTION BY DIRECTORS OR EXECUTIVE COMMITTEE. Unless specifically prohibited by the articles of incorporation or these by-laws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or the executive committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all the directors entitled to

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vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the executive committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State.

          Section 10. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          Section 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          Section 12. EXECUTIVE COMMITTEE. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                   ARTICLE IV

                                    OFFICERS

          Section 1. NUMBER. The officers of the corporation shall be a president, one or more vice-presidents (the number thereof to be determined by the board of directors), a treasurer, a secretary, and such assistant treasurers, assistant secretaries or other officers as may be elected by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary; provided, however, that in the event that all of the shares of the corporation are owned of record by one shareholder and the articles of incorporation or these by-laws provide the number of directors shall be one, the offices of president and secretary may be held by the same person.

          Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such

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meeting, such election shall be held as soon thereafter as conveniently may be.
Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

          Section 3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          Section 4. PRESIDENT. The president shall be the principal chief executive and chief operating officer of the corporation. Subject to the direction and control of the board of directors, he shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He shall preside at all meetings of the shareholders and of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

          Section 5. THE VICE PRESIDENTS. The vice-president (or in the event there be more than one vice-president, each of the vice-presidents) shall assist the president in the discharge of his duties as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

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          Section 6. THE TREASURER. The treasurer shall be the principal accounting and financial officer of the corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.

          Section 7. THE SECRETARY. The secretary shall: (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

          Section 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors of these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

          Section 9. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

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                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          Section 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

          Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

          Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

          Section 1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares of the corporation shall be signed by the chairman or a vice chairman of the board of directors or the president or a vice-president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary and may be sealed with the seal or a facsimile of the seal of the corporation. In case the seal of the corporation is changed after the certificate is sealed with the seal or a facsimile of the seal, of the corporation, but before it is issued, the certificate may be issued by the corporation with the same effect as if the seal had not been changed. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. In case any officer or the corporation, or any officer or employee of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, or an officer or employee of the transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the officer of the corporation, or the officer or employee of the transfer agent or registrar had not ceased to be such at the date of its issue.

          Every certificate representing shares issued by a corporation which is authorized to issue shares of more than one class shall be set forth upon the face or back of the certificate a full summary or statement of all the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class authorized to be issued, and, if the corporation is authorized to issue any preferred to special class in series, the variations in

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the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. Such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the corporation to any shareholder upon request and without charge.

          Each certificate representing shares shall also state:

               (a) That the corporation is organized under the laws of this State.

               (b) The name of the person to whom issued.

               (c) The number and the class of shares, and the designation of the series, if any, which such certificate represents.

               (d) The par value of each share represented by such certificate, or a statement that such shares are without par value.

          No certificate shall be issued for any share until such share is fully paid.

          Section 2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

          Section 3. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

                                   ARTICLE VII

                                   FISCAL YEAR

          The fiscal year of the corporation shall begin on April 1 and end on March 31.

                                  ARTICLE VIII

                                    DIVIDENDS

          The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

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                                   ARTICLE IX

                                      SEAL

          The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The use of the seal is not mandatory and its absence on any document shall not effect the construction or validity thereof.

                                    ARTICLE X

                                WAIVER OF NOTICE

          Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of The Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                                 INDEMNIFICATION

          Section 1. (a) Subject to the provisions of Section 3 of this Article, the corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or who is or was a director, officer, employee or agent of the Corporation, or who was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               b) Subject to the provisions of Section 3 of this Article, the corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or

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other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement at such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and, only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

          Section 2. To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits, or otherwise, in defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 1 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 3. Any indemnification under subsections (a) and (b) of
Section 1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

          Section 4. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

          Section 5. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or, otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 6. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                       13
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          Section 7. For purposes of this Article, references to "the corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          Section 8. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

                                   ARTICLE XII

                                   AMENDMENTS

          The power to make, alter, amend, or repeal the by-laws of the corporation shall be vested in the board of directors, unless reserved to the shareholders by the articles of incorporation. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.

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                                TABLE OF CONTENTS

                                                                                         PAGE

ARTICLE I OFFICES...........................................................................2

ARTICLE II SHAREHOLDERS.....................................................................2

   Section 1.  Annual Meeting...............................................................2
   Section 2.  Special Meetings.............................................................2
   Section 3.  Place of Meeting.............................................................2
   Section 4.  Notice Of Meetings...........................................................2
   Section 5.  Meeting of all Shareholders..................................................3
   Section 6.  Closing of Transfer Books and Fixing of Record Date..........................3
   Section 7.  Voting Lists.................................................................3
   Section 8.  Quorum.......................................................................3
   Section 9.  Proxies......................................................................4
   Section 10. Voting of Shares.............................................................4
   Section 11. Voting of Shares by Certain Holders..........................................4
   Section 12. Inspectors...................................................................5
   Section 13. Informal Action by Shareholders..............................................5
   Section 14. Voting by Ballot.............................................................5
   Section 15. Cumulative Voting............................................................5

ARTICLE III DIRECTORS...................................................................... 5

   Section 1.  General Powers...............................................................5
   Section 2.  Number, Tenure and Qualifications............................................5
   Section 3.  Regular Meetings.............................................................6
   Section 4.  Special Meetings.............................................................6
   Section 5.  Notice.......................................................................6
   Section 6.  Quorum.......................................................................6
   Section 7.  Manner of Acting.............................................................6
   Section 8.  Vacancies....................................................................6
   Section 9.  Informal Action by Directors or Executive Committee..........................6
   Section 10. Compensation.................................................................7
   Section 11. Presumption of Assent........................................................7
   Section 12. Executive Committee..........................................................7

ARTICLE IV OFFICERS.........................................................................7

   Section 1.  Number.......................................................................7
   Section 2.  Election and Term of Office..................................................7
   Section 3.  Removal......................................................................8
   Section 4.  President....................................................................8
   Section 5.  The Vice Presidents..........................................................8
   Section 6.  The Treasurer................................................................9
   Section 7.  The Secretary................................................................9

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
                                                                                         PAGE

   Section 8.  Assistant Treasurers and Assistant Secretaries...............................9
   Section 9.  Salaries.....................................................................9

ARTICLE V CONTRACTS, LOANS, CHECKS AND DEPOSITS............................................10

   Section 1.  Contracts...................................................................10
   Section 2.  Loans.......................................................................10
   Section 3.  Checks, Drafts, Etc.........................................................10
   Section 4.  Deposits....................................................................10

Article VI CERTIFICATES FOR SHARES AND THEIR TRANSFER................................ .....10

   Section 1.  Certificates Representing Shares............................................10
   Section 2.  Lost Certificates...........................................................11
   Section 3.  Transfers of Shares.........................................................11

ARTICLE VII FISCAL YEAR....................................................................11

ARTICLE VIII DIVIDENDS.....................................................................11

ARTICLE IX SEAL............................................................................12

ARTICLE X WAIVER OF NOTICE.................................................................12

ARTICLE XI INDEMNIFICATION.................................................................12

ARTICLE XII AMENDMENTS.....................................................................14

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